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                                                                    Exhibit 99.1

                         NOVAMETRIX MEDICAL SYSTEMS INC.
             PROXY - Special Meeting of Stockholders - April 9, 2002

                                  COMMON STOCK

                  The undersigned, a stockholder of NOVAMETRIX MEDICAL SYSTEMS INC., does hereby appoint William J. Lacourciere and Joseph A.Vincent, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote at the Special Meeting of Stockholders to be held on April 9, 2002, or at any adjournments thereof, upon such matters as may come before the Meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                  The undersigned hereby instructs said proxies or their substitutes to vote as specified below on the following matter and in accordance with their judgment on other matters which may properly come before the Meeting.

1. Adoption of the Agreement and Plan of Merger dated as of December 17, 2001, by and between Novametrix and Respironics Holdings, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Respironics, Inc.

                  FOR |_|           AGAINST |_|               ABSTAIN |_|


The Board of Directors recommends a vote "FOR" the above item. (Continued and to be Completed on Reverse Side)

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THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION
IS INDICATED AS TO ITEM 1, SUCH SHARES WILL BE VOTED FOR SUCH ITEM.

IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the names of joint tenants or trustees, each joint tenant or trustee should sign.

                  Dated

                                     , 2002
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                                                   (L.S.)
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                                                   (L.S.)
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             Stockholder(s) Sign Here

                       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.